Exhibit (h)(9)

Amendment to ALPS ETF Trust Fund Accounting Agreement

This Amendment to ALPS ETF Trust Fund Accounting Agreement (this “Amendment”), dated January 6, 2017, between ALPS ETF Trust, a Delaware statutory trust (the “Trust”), and ALPS Fund Services, Inc. (the “ALPS”).

WHEREAS, the Trust and ALPS have entered into an ALPS ETF Trust Fund Accounting Agreement dated August 3, 2015 (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Effective as of January 6, 2017, Appendix A of the Agreement is hereby deleted in its entirety and replaced with a new Appendix A attached hereto.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

ALPS ETF TRUST		ALPS FUND SERVICES, INC.

By:	/s/ Thomas A. Carter	By:	/s/ Jeremy O. May
Name:	Thomas A. Carter	Name:	Jeremy O. May
Title:	President	Title:	President

APPENDIX A

APPENDIX A

LIST OF PORTFOLIOS

● Alerian Energy Infrastructure ETF	Effective 8/3/2015
● Alerian MLP ETF	Effective 8/3/2015
● ALPS Emerging Sector Dividend Dogs ETF	Effective 8/3/2015
● ALPS Equal Sector Weight ETF	Effective 8/3/2015
● ALPS International Sector Dividend Dogs ETF	Effective 8/3/2015
● ALPS Medical Breakthroughs ETF	Effective 8/3/2015
● ALPS MSCI EAFE Equal Sector Weighted ETF	Effective 6/30/2015
● ALPS MSCI Emerging Markets Equal Sector Weighted ETF	Effective 6/30/2015
● Barron's 400 ETF	Effective 8/3/2015
● Cohen & Steers Global Reality Majors ETF	Effective 8/3/2015
● Riverfront Strategic Income Fund	Effective 8/3/2015
● Sprott Gold Miners ETF	Effective 8/3/2015
● Sprott Junior Gold Miners ETF	Effective 8/3/2015
● U.S. Equity High Volatility Put Write Index Fund	Effective 8/3/2015
● Workplace Equality Portfolio	Effective 8/3/2015
● Sprott Buzz Social Media Insights ETF	Effective 4/15/2016
● RiverFront Dynamic Unconstrained Income ETF	Effective 6/10/2016
● RiverFront Dynamic Core Income ETF	Effective 6/10/2016
● RiverFront Dynamic US Dividend Advantage ETF	Effective 6/3/2016
● RiverFront Dynamic US Flex-Cap ETF	Effective 6/3/2016
● ALPS/Dorsey Wright Sector Momentum ETF	Effective 12/28/2016

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